                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-66986) and related Prospectus of Barr Laboratories, Inc. and to the incorporation by reference therein of our report dated February 27, 2001 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP


Cincinnati, Ohio                                ERNST & YOUNG LLP
September 6, 2001